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                                                                 Exhibit 10.11

                                 AMENDMENT NO. 1
                                     TO THE
                   DEVELOPMENT, LICENSE AND HOSTING AGREEMENT

     THIS AMENDMENT No. 1 ("Amendment") is made this 10th day of May, 2002 by and between American Airlines, Inc., a Delaware corporation with its principle offices in Fort Worth, Texas ("AA") and Orbitz LLC, a Delaware limited liability company with offices in Chicago, Illinois ("Orbitz"). This Amendment amends that certain Development, License and Hosting Agreement entered into by and between Orbitz and AA, on September 9, 2001 (the "Agreement").

     WHEREAS, Orbitz and AA intend to revise or amend certain portions of the Agreement in accordance with the terms of Section 19.2 therein;

     NOW, THEREFORE, the parties hereby agree as follows:

1. PRECEDENCE. To the extent a term or expression used in this Amendment is defined in the Agreement, the term or expression will have the meaning ascribed to it in the Agreement, unless agreed otherwise in this Amendment. To the extent any terms or conditions of this Amendment conflict with the terms of the Agreement, the terms of this Amendment will prevail. Except as otherwise set forth in this Amendment, the terms and conditions of the Agreement will remain in full force and effect.

2.   Add the following sentences to the end of Section 1.22, "Labor Rate":

     Except for Initial Development Services and AA-Competitive Functionality Development Services, Orbitz's Labor Rate shall be $[***]/hour. Orbitz may increase this $[***]/hour rate during the Term no more frequently than once every 12-month period; provided, however, that in no event will any such increase exceed the percentage change in the consumer price index from the immediately preceding year.

3.   Replace the sentence in Section 1.23, "Launch Date", with the following:

     " "LAUNCH DATE" means April 1, 2002, the date the Website was made publicly available to AA customers."

4. Add the following as a new subsection 5.6 to Section 5, "Hosting and Support":

     "5.6 SECURITY. Orbitz will provide a secure environment for the Services and any hardware and software, including servers, network and data components, to be provided by Orbitz as part of its performance under this Agreement in order to prevent unauthorized access, use, destruction, loss or alteration of, and otherwise protect, the Services and the AA Information in accordance with standard industry practices; provided, however, that such safeguards shall be no less rigorous than those security measures used by Orbitz for the protection of its own Confidential Information. Orbitz agrees to promptly notify AA whenever a suspected or actual security breach has occurred."

5. In the first sentence of Section 10.1, "Escrowed Materials", replace the phrase, "No later than 60 days after the Effective Date" with the phrase, "No later than 90 days after the Launch Date".

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***  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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6.   Within Section 16.3 "Termination for Cause", replace the subsection (b) in its entirety with the following:

     "AA may terminate this Agreement in accordance with the provisions of Section C of Exhibit F."


     IN WITNESS WHEREOF, the parties hereby cause this Agreement to be executed by their duly authorized representatives identified below.

American Airlines, Inc.                      Orbitz LLC
("AA")                                       ("Orbitz")

By: Scott Hyden                              By: Ellen M. Lee
    -----------------------------------          ------------------------------

Signature: /s/ Scott Hyden                   Signature: /s/ Ellen M. Lee
           ----------------------------                 ------------------------

Title: Managing Director                     Title: VP, New Ventures
       --------------------------------             ----------------------------

Date: 5/10/02                                Date: 5/10/02
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